                                                         Exhibit 99.B-(d)(5)(ii)

                                     FORM OF
                               AMENDED SCHEDULE A

                                     TO THE

                AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

                              ING SERIES FUND, INC.

                            OPERATING EXPENSE LIMITS

                                                                           MAXIMUM OPERATING EXPENSE LIMIT
NAME OF FUND                                                           (AS A PERCENTAGE OF AVERAGE NET ASSETS)
------------                                                           ---------------------------------------
Brokerage Cash Reserves                                                                 0.95%
Initial Term Expires August 1, 2006

                                                             CLASS      CLASS      CLASS     CLASS       CLASS     CLASS
                                                               A          B          C         I           O         R
                                                             -----      -----      -----     -----       -----     -----
ING Classic Index Plus Fund                                  0.95%      1.70%       N/A       N/A         N/A       N/A
Term Expires October 1, 2006

ING Global Science and Technology Fund                       1.75%      2.50%      2.50%     1.50%       1.75%      N/A
Initial Term Expires March 1, 2006

ING Government Fund                                          0.95%      1.70%      1.70%     0.70%       0.95%      N/A
Initial Term Expires August 1, 2006

ING Index Plus LargeCap Fund                                 0.95%      1.70%      1.45%     0.70%       0.95%     1.20%
Initial Term Expires October 1, 2006

ING Index Plus MidCap Fund                                   1.00%      1.75%      1.50%     0.75%       1.00%     1.25%
Initial Term Expires October 1, 2006

ING Index Plus SmallCap Fund                                 1.00%      1.75%      1.50%     0.75%       1.00%     1.25%
Initial Term Expires October 1, 2006

                                                             CLASS      CLASS      CLASS     CLASS       CLASS     CLASS
                                                               A          B          C         I           O         R
                                                             -----      -----      -----     -----       -----     -----
ING International Growth Fund                                1.60%      2.35%      2.35%      1.35%      1.60%      N/A
Initial Term Expires March 1, 2006

                                                                           MAXIMUM OPERATING EXPENSE LIMIT
NAME OF FUND                                                           (AS A PERCENTAGE OF AVERAGE NET ASSETS)
------------                                                           ---------------------------------------
ING Small Company Fund                                       1.50%      2.25%      2.25%      1.25%      1.50%      N/A
Initial Term Expires October 1, 2006

ING Strategic Allocation Balanced Fund                       1.20%      1.95%      1.95%      0.95%      1.20%      N/A
Initial Term Expires October 1, 2006

ING Strategic Allocation Growth Fund                         1.25%      2.00%      2.00%      1.00%      1.25%      N/A
Initial Term Expires October 1, 2006

ING Strategic Allocation Income Fund                         1.15%      1.90%      1.90%      0.90%      1.15%      N/A
Initial Term Expires October 1, 2006

ING Value Opportunity Fund                                   1.35%      2.10%      2.10%      1.10%      1.35%      N/A
Initial Term Expires October 1, 2006

                                                                                                                 ------
                                                                                                                     HE

Effective Date:  December 1, 2005

* This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

                                        2